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                                                                    Exhibit 21.1

                             SUBSIDIARIES OF ORCHID

                                GeneScreen, Inc.
                             a Delaware corporation

                                GeneShield, Inc.
                             a Delaware corporation

                       Orchid BioSciences Europe Limited,
                    a United Kingdom private limited company